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                                                                  EXHIBIT 23.6

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Documentum, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-4 of EMC Corporation to be filed on or about November 17, 2003 of our report dated January 28, 2003, relating to the consolidated balance sheet of Documentum, Inc. and subsidiaries as of December 31, 2002, and the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended, and the financial statement schedule, which report appears in the December 31, 2002 Form 10-K of Documentum, Inc.

Our report refers to our audit of the adjustments and disclosures that were applied to revise the 2001 and 2000 consolidated financial statements as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements of Documentum, Inc. other than with respect to such adjustments and disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 consolidated financial statements taken as a whole.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Mountain View, California
November 17, 2003